As filed with the Securities and Exchange Commission on October 27, 1997
                                                      Registration No. 333-37423


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                             RCM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

              Delaware                           95-1480559
     (State or other Jurisdiction        (I.R.S. Identification Number)
         of incorporation)



                             2500 McClellan Avenue
                                   Suite 350
                              Pennsauken, NJ 08109
          -----------------------------------------------------------
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office and principal place of business)

                                 Mr. Leon Kopyt
                             2500 McClellan Avenue
                                   Suite 350
                              Pennsauken, NJ 08109
                                 (60 ) 486-1777
           ----------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with a copy to:

                           Stephen M. Cohen, Esquire
                  Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-8700
                -----------------------------------------------


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Approximate date of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                         ------------------------------

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 16 - Exhibits.

The following Exhibits are filed as part of this Registration Statement:

(4)(a) Warrant Agreement dated September 1, 1989, with respect to Class C Warrants between the Registrant and American Stock Transfer and Trust Company; incorporated by reference to Exhibit 4 (b) of the Registrant's Form S-1 Registration Statement dated July 25, 1989, as amended August 16, 1989 and May 14, 1990 (Commission File No. 33-30109).

(4)(b) Rights Agreement dated as of March 14, 1996, between RCM Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent; incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K dated March 19, 1996.

(5)      Opinion of Schreck Morris.

(23)(a) Financial Data Schedule.Consent of Grant Thornton LLP. Previously filed.

(23)(b)  Consent of Schreck Morris.  Included within Exhibit 5 hereto.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, on October 27, 1997.


                                            RCM TECHNOLOGIES, INC.

                                            BY: /s/ Leon Kopyt
                                            ---------------------------------
                                            Leon Kopyt
                                            Chairman of the Board, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Signature                               Title                       Date

/s/ Leon Kopyt               Chairman, Chief Executive        October 27, 1997
--------------------         Officer, President and
Leon Kopyt                   Director (principal
                             executive officer)


      *                      Chief Operating Officer,         October 27, 1997
---------------------        Executive Vice President
Barry S. Meyers              and Director


      *                      Executive Vice President         October 27, 1997
---------------------        and Director
Martin Blaire


      *                      Chief Financial Officer,        October 27, 1997
----------------------       Treasurer, Secretary and
Stanton Remer                Director (principal financial
                             and accounting officer)

      *                      Director                        October 27, 1997
----------------------
Norman S. Berson

      *                      Director                        October 27, 1997
----------------------
Robert B. Kerr

      *                      Director                        October 27, 1997
----------------------
Woodrow B. Moats, Jr.

* Power of Attorney previously filed under the Registration Statement on Form S-3 filed October 8, 1997.

/s/ Leon Kopyt
------------------
Leon Kopyt
Attorney-in-fact


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